Exhibit 23.2

Bloom & Co., LLP
Certified Public Accountants
50 Clinton Street, Suite 502
Hempstead, New York 11550
(516) 486-5900

INDEPENDENT AUDITORS’ CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. - ) of Bovie Medical Corporation of our report dated March 25, 2003 for the years ended December 31, 2003 and 2002 relating to the financial statements that appear in Bovie Medical Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Bloom & Co., LLP
Bloom & Co., LLP
Hempstead, New York
November 23, 2004